UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

HYBRID COATING TECHNOLOGIES INC.
Formerly known as EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

950 John Daly blvd, Suite 260, Daly City, CA 94015	94015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 491-3449

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 12, 2013, LBB & Associates resigned as auditors for Hybrid Coating Technologies Inc. (the “Company”). On March 15, 2013, the Company engaged GBH CPAs, PC as its new independent accountants. There were no disagreements between the parties and LBB & Associates will cooperate fully with the Company and GBH CPAs, PC during this transition phase.

For our most recent two fiscal years preceding resignation, there were no disagreements with LBB & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction LBB & Associates, would have caused it to make reference to the subject matter of the disagreement(s) in connection with any report.

GBH CPAs, PC is an SEC audit firm located in Houston, Texas. Their focus is delivering audit, tax and advisory services to small and medium publicly-traded and private companies.

GBH was selected by INSIDE Public Accounting to the Best of the Best Firms list for 2012. GBH was selected by the Houston Business Journal as one of Houston's FAST 100 Growing Companies for 2012. GBH CPAs, PC was selected by Accounting Today as one of the Best Accounting Firms to Work For in 2012, 2011, 2010 and 2009. They were also selected by the Houston Business Journal as one of Houston's Best Places to Work for 2012, 2010 and 2008, reflecting the firm’s employee-friendly culture.

GBH CPAs, PC is member of Kreston International, an association of autonomous and independent accountancy firms around the world established to serve international clients efficiently and effectively. The Association has offices in Europe, Africa, Near East, South East Asia/Pacific, South America, Canada, and United States of America.

LLB & Associates letter of resignation as well as LLB & Associates letter reflecting their agreement with the filing of this Form 8-K, are each attached as an Exhibit to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

16.1	LLB & Associates letter of resignation

16.2	LLB & Associates letter of review and agreeement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2013	HYBRID COATING TECHNOLOGIES INC.

By:/s/:Joseph Kristul
Joseph Kristul
President and Chief Executive Officer